EXHIBIT 3





                           CERTIFICATE OF AMENDMENT
                                      OF
                             CERTIFICATE OF TRUST
                                MBNA CAPITAL E


     This Certificate of Amendment of Certificate of Trust of MNBA Capital E (the "Trust"), has been duly executed and is being filed by the undersigned trustee pursuant to Section 3810(b) of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et. seq.) (the "Act").

     1. Name. The name of the statutory trust is MBNA Capital E.

     2. Amendment. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Delaware Trustee to:

                         The Bank of New York (Delaware)
                         White Clay Center
                         Route 293
                         Newark, Delaware 19711

     3. Effective Date. This Certificate of Amendment shall be effective on November 27, 2002.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

                                      /s/ John W. Scheflen
                                      ----------------------------
                                      John W. Scheflen, as trustee


                                      THE BANK OF NEW YORK
                                      (DELAWARE), as trustee


                                      By: /s/ William T. Lewis
                                          ------------------------
                                          Name: William T. Lewis, SVP